UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Origination of Ponte Palmero First Mortgage Loan
On September 13, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, originated and funded a first mortgage loan of $35.8 million (the “Ponte Palmero First Mortgage Loan”). The borrower under the loan is Cameron Park Senior Living Delaware, LLC (the “Borrower”), which is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s advisor. The loan is secured by a Class A continuing care retirement community located in Cameron Park, California (the “Building”). The Building contains 239 units and was built in 2008. The Company funded the Ponte Palmero First Mortgage Loan with proceeds from its initial public offering.
The maturity date of the Ponte Palmero First Mortgage Loan is October 1, 2015, and the loan bears interest as follows: a floating rate of 1000 basis points over one-month LIBOR during the first twelve months of the term of the loan, but at no point shall the interest rate be less than 11.0%; a floating rate of 1200 basis points over one-month LIBOR during the 13th through 24th month of the term of the loan, but at no point shall the interest rate be less than 13.0%; a floating rate of 1700 basis points over one-month LIBOR, during the 25th through 36th month of the term of the loan, but at no pint shall the interest rate be less than 18.0%. A portion of the accrued interest shall be paid on a monthly basis in an amount determined by the Base Interest Rate (as defined below) with the remaining portion deferred until the earlier of the actual maturity or the time of any voluntary prepayment of the loan (the “Deferred Interest”). The Base Interest Rate is calculated at a rate of 500 basis points over one-month LIBOR, but at not point shall the Base Interest Rate be less than 6.0%. The outstanding principal balance, accrued interest and the Deferred Interest, which shall accrue monthly but may not be compounded, are due at maturity. The Borrower may prepay the loan in whole (but not in part) no earlier than the sooner of (i) 15 months from closing or (ii) 12 months after the sale of the loan if the Company decides to sell the loan or any portion of the loan to an unrelated third party. In order to prepay the loan, the Borrower must pay an exit fee of $4.0 million and provide 30 days prior written notice.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
The information required by Item 2.01 is included in Item 1.01 above under “Origination of the Ponte Palmero First Mortgage Loan” and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 17, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer